Exhibit 99.2
Second Quarter 2006
Supplemental Operating and Financial Data
Unaudited

Forward-Looking Statements
This supplemental information contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, which are based on our current expectations, estimates and projections about future events and financial trends affecting us. These forward-looking statements are not guarantees of future performance. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “would be,” “projected,” or “continue” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Accordingly, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.
Important factors that may affect these expectations, estimates, and projections include, but are not limited to:
▪	Our ability to borrow on favorable terms;

▪	General economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

▪	Adverse changes in the real estate markets including, among other things, increased competition with other companies;

▪	Risks related to real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that the development or operating costs may be greater than anticipated;

▪	Our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

▪	Risks associated with the leasing and operation of office properties, including risks that we may not be able to lease available space at favorable rental rates or in anticipated time frames, that tenants will not take occupancy or pay rent in accordance with their leases, or that operating costs may be greater than anticipated;

▪	Our ability to pay our estimated distributions at its current rate;

▪	Governmental actions and initiatives; and

▪	Environmental requirements.
We undertake no obligation to update or supplement any forward-looking statements. For further information, please refer to our filings with the Securities and Exchange Commission, particularly “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 28, 2006, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 filed on May 12, 2006 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 to be filed by August 14, 2006.
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this supplemental information package. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this package.

Republic Property Trust
Index to Supplemental Unaudited Operating and Financial Data
As of and for the Fiscal Quarter Ended June 30, 2006

CORPORATE PROFILE
About the Company
We are a fully integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire and develop primarily Class A office properties, predominantly in the Washington, D.C. metropolitan, or Greater Washington, D.C., market. We also selectively seek fee-based development opportunities for all real estate classes in various geographic areas inside and outside of Greater Washington, D.C. Our Chairman of the Board of Trustees or our senior management team have been involved in the acquisition, management and development of more than 5 million square feet of Class A and institutional-grade office, office-oriented and mixed-use retail properties in Greater Washington, D.C.
As of June 30, 2006, we owned 12 commercial properties consisting of 23 institutional-grade office buildings indirectly through Republic Property Limited Partnership, our Operating Partnership, in which we had an approximate 88% economic interest at June 30, 2006. Our properties are characterized by (i) our tenant base, which includes several U.S. government agencies and nationally recognized corporations, (ii) the institutional quality and utility of our office parks and buildings and (iii) the substantial amount of space occupied on average by our tenants. As of June 30, 2006, approximately 20.2% and 48.7% of portfolio net rentable square feet was leased to U.S. government agencies and nationally recognized corporations, respectively. Our portfolio of 12 commercial properties contains an aggregate of approximately 2.2 million net rentable square feet, with one Class A trophy office property located in the District of Columbia, approximately one half block from the White House, and eleven Class A office properties located in Northern Virginia. In addition, we hold an option to acquire three office properties in the District of Columbia, representing, in the aggregate, an estimated 1.1 million net rentable square feet upon completion. Republic Square I is approximately 37% leased and tenants have begun to occupy their spaces. The Portals III has received its Certificate of Substantial Completion and the garage has been leased. The remaining property, Republic Square II, is an undeveloped parcel of land.
History
Republic Property Trust was incorporated as a Maryland real estate investment trust on July 19, 2005 and maintains its headquarters at 1280 Maryland Avenue, S.W., Suite 280, Washington, D.C. 20024. We completed our initial public offering of common shares (the “IPO”) on December 20, 2005. The IPO resulted in the sale of 21,021,200 common shares, including 1,021,200 shares sold pursuant to the partial exercise of the underwriters’ over allotment option, at a price per share of $12.00, generating gross proceeds to the Company of $252.3 million. The aggregate proceeds to the Company, net of underwriters’ discounts, commissions and financial advisory fees but prior to other offering costs, were approximately $234.6 million.
Concurrent with the closing of the IPO, the Company entered into various formation transactions. The Company had no significant operations prior to the consummation of the IPO and the formation transactions on December 20, 2005.

Strategy
Our primary business objectives are to own, develop, reposition, stabilize and operate a balanced portfolio of institutional-grade office properties that maximize cash flow available for distribution to our shareholders, and achieve long-term growth in our business in order to maximize shareholder value. At all times, we intend to manage and grow our business in such a manner as to maintain our qualification as a REIT. Our business and growth strategy consists of the following five elements:
Maximize Cash Flow at Our Properties. We seek to maximize cash flows for distribution by efficiently managing our operating expenses and by retaining and increasing the amount of square footage leased by our existing tenants. Further, we intend to manage our portfolio by maintaining a balanced lease schedule in each property so that the portfolio produces stable rental income.
Leverage Our Government Leasing Expertise and Relationships with Nationally Recognized Corporate Tenants to Increase the Performance of Our Portfolio. Our substantial in-house government leasing expertise enables us to attract and retain U.S. government agency and nationally recognized corporate tenants. As of June 30, 2006, our tenants on average occupied approximately 24,000 net rentable square feet at our properties, and two of our 12 properties, comprising an aggregate of 140,885 net rentable square feet, are fully leased to single tenants.
Expand our Portfolio by Acquiring the Three Properties Upon Which We Have an Option. We are currently managing the construction of The Portals III and the Republic Square I properties and the development of Republic Square II in the District of Columbia. These three properties provide us with an opportunity to acquire a combined estimated 1.1 million net rentable square feet of office space. Republic Square I is approximately 37% leased and tenants have begun to occupy their spaces. The Portals III has received its Certificate of Substantial Completion and the garage has been leased.
Selectively Pursue Opportunities to Acquire Institutional Quality Office Properties. We generally seek to acquire Greater Washington, D.C. office properties that provide us with the opportunity to increase: (1) cash flow available for distribution, and (2) value through efficiently managing operations, leasing and marketing efforts. We seek to create stable cash flow and, in some cases, to redevelop and reposition an asset to maximize returns and values.
Target Development Opportunities That We Believe Will Produce Attractive Returns. We believe a significant opportunity exists to maximize returns and achieve portfolio growth through the development and redevelopment of aging or market obsolete Class B and C office assets in Greater Washington, D.C., which is an office market with supply constraints. We also will selectively pursue fee-based development services for all real estate asset classes in order to achieve additional revenue and to secure future investment opportunities.
Summary as of June 30, 2006

Corporate Headquarters	Washington, D.C.
Fiscal Year-End	12/31
Total Office Buildings	23
Total Net Rentable Square Feet	2,235,942
Geographic Focus	Greater Washington, D.C.
Common Shares and Units Issued and Outstanding	29,611,956
Distribution (1)	$0.206/share
Dividend Yield (2)	8.3%
Total Market Capitalization (3)	$584,777,000

(1)	Distribution of $0.206 per share represents the quarterly distribution for the quarter ended June 30, 2006. Distribution was announced on July 17, 2006 and will be paid on August 14, 2006 to shareholders of record on July 31, 2006.

(2)	The dividend yield is calculated by dividing four times the quarterly dividend by the price of our common shares. The price used was $9.88, the closing price on June 30, 2006.

(3)	Total Market Capitalization is the sum of the market value of our common shares and units as of June 30, 2006 and our total debt.

Board of Trustees

*	signifies an independent member of the Board of Trustees
John S. Chalsty, Trustee
     Chairman of Muirfield Capital Management
Steven A. Grigg, President, Chief Development Officer and Vice Chairman of the Board of Trustees
Mark R. Keller, Chief Executive Officer and Trustee
Richard L. Kramer, Chairman of the Board of Trustees
Ronald J. Kramer, Trustee
     President and Director of Wynn Resorts, Limited
Gregory H. Leisch, Trustee
     Chief Executive of Delta Associates
Ronald D. Paul, Trustee
     Vice Chairman of the Board of Directors, President and Treasurer of Eagle Bancorp, Inc.
     Chairman of the Board of Directors of EagleBank
     President of Ronald D. Paul Companies and of RDP Management, Inc.
Executive Officers
Mark R. Keller, Chief Executive Officer and Trustee
Steven A. Grigg, President, Chief Development Officer and Vice Chairman of the Board of Trustees
Gary R. Siegel, Chief Operating Officer and General Counsel
Michael J. Green, Executive Vice President and Chief Financial Officer
Geoffrey N. Azaroff, Senior Vice President, Construction
Peter J. Cole, Senior Vice President, Development
Frank M. Pieruccini, Senior Vice President and Chief Accounting Officer
Andrew G. Pulliam, Vice President, Acquisitions
Michael C. Jones, Vice President, Leasing and Marketing

Contact Information
Republic Property Trust
Attn: Investor Relations
1280 Maryland Avenue, S.W.
Suite 280
Washington, D.C. 20024
Phone: (202) 863-0300
Fax:     (202) 863-4049
Web:    www.rpbtrust.com
Stock Listing
The common shares of Republic Property Trust are listed on the New York Stock Exchange under the symbol RPB.
Independent Registered Public Accounting Firm
Ernst & Young LLP
8484 Westpark Drive
McLean, VA 22102
Transfer Agent and Registrar
LaSalle Bank, N.A.
135 South LaSalle Street
Suite 1960
Chicago, IL 60603
Research Coverage (1)

Bear, Stearns & Co. Inc.
Ross L. Smotrich	(212) 272-8046
Jeffrey S. Langbaum	(212) 272-4201
George A. Hoglund, CFA	(212) 272-6272
Friedman, Billings, Ramsey & Co., Inc.
Wilkes Graham	(703) 312-9737
Lehman Brothers Inc.
David Harris	(212) 526-1790
David Toti	(212) 526-2002
Raymond James & Associates, Inc.
Paul D. Puryear	(727) 567-2253
Ken Avalos	(727) 567-2660

(1)	Republic Property Trust is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Republic Property Trust’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Republic Property Trust or its management. Republic Property Trust does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

FINANCIAL INFORMATION
Key Financial Data

	As of 6/30/06	As of 3/31/06	As of 12/31/05
Portfolio Size:
Properties	12	10	10
Total Net Rentable Square Feet	2,235,942	1,991,071	1,991,056
Sq. Ft. Leased at End of Period	1,985,515	1,724,368	1,756,313
Percent Leased	88.8%	86.6%	88.2%

Shares and Units
Common Shares Issued and Outstanding	26,051,937	26,043,064	25,017,524
Common Units Issued and Outstanding (1)	3,560,019	3,560,019	3,560,019
Combined Shares and Units	29,611,956	29,603,083	28,577,543
Quarterly Weighted Average Shares and Units – Basic and Diluted	29,604,304	29,545,771	28,577,543

Common Share Daily Closing Price ($’s):
At the End of the Quarter	$9.88	$11.77	$12.00
High during the Quarter	$12.25	$12.65	$12.14
Low during the Quarter	$9.88	$11.40	$12.00

Market Capitalization: ($’s in thousands except ratios)
Market Value of Equity	$292,566	$348,428	$342,931
Total Debt	$292,211	$231,847	$231,894
Total Market Capitalization	$584,777	$580,275	$574,825
Total Debt/Total Market Capitalization	50.0%	40.0%	40.3%

Balance Sheet Data ($’s in thousands)
Total Assets	$556,371	$502,358	$520,397
Gross Book Value of Real Estate Assets	$537,741	$470,386	$468,090
Total Liabilities	$326,610	$266,317	$294,987
Total Minority Interests	$27,622	$28,386	$28,080
Total Stockholders’ Equity	$202,139	$207,655	$197,330

Statement of Operations Data	Quarter Ended	Quarter Ended	Quarter Ended
($’s in thousands)	6/30/06	3/31/06	12/31/05
Total Revenues	$17,801	$14,687	$9,204
Net Income/(Loss)	$(178)	$61	$(14,381)

(1)	Represents the amount of units not beneficially owned by Republic Property Trust.

Republic Property Trust
Condensed Consolidated Balance Sheets
As of June 30, 2006 and December 31, 2005

(Dollars in thousands)	June 30, 2006	December 31, 2005
ASSETS
Investment in real estate:
Land	$94,600	$83,600
Commercial office buildings and improvements	443,141	384,490

	537,741	468,090
Less: accumulated depreciation and amortization	(27,617)	(19,486)

	510,124	448,604
Cash and cash equivalents	7,474	23,127
Marketable securities	—	10,004
Restricted cash	6,991	9,386
Rents and other receivables	6,323	5,301
Prepaid expenses and other assets	25,459	23,975

Total assets	$556,371	$520,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$245,211	$231,894
Line of credit payable	47,000	—
Intangible lease liabilities	20,956	20,886
Taxes payable	642	16,604
Accounts payable and accrued liabilities	9,100	15,127
Acquisition payables	—	7,204
Tenant security deposits	2,449	2,267
Advance rents	1,252	1,005

Total liabilities	326,610	294,987

Minority interest — operating partnership	27,622	28,080

Shareholders’ Equity:
Preferred stock, par value $0.01, 40 million shares authorized, none issued and outstanding in 2006 or 2005	—	—
Common stock, par value $0.01, 200 million shares authorized, 26.1 million and 25.0 million shares issued and outstanding in 2006 and 2005, respectively	261	250
Additional paid-in capital	219,798	208,814
Accumulated deficit	(17,920)	(11,734)

Total Shareholders’ Equity	202,139	197,330

Total Liabilities and Shareholders’ Equity	$556,371	$520,397

Republic Property Trust (The Company) and RKB Washington Property Fund I L.P. (The Predecessor)
Consolidated Statements of Operations
For the Fiscal Quarters Ended June 30, 2006 and 2005

	The Company	The Predecessor
	Fiscal Quarter ended June 30,
(Dollars in thousands except per share amounts)	2006	2005

Revenue:
Rental income	$13,939	$8,819
Management and development fees and associated reimbursements	3,862	—

Total operating revenue	17,801	8,819
Expenses:
Real estate taxes	1,312	771
Property operating costs	2,510	1,684
Depreciation and amortization	5,178	2,733
Management fees	—	759
Cost of management and development fees and associated reimbursements	3,070	—
General and administrative	2,299	83

Total operating expenses	14,369	6,030

Operating income	3,432	2,789

Other income and expense:
Interest income	148	40
Interest expense	(3,782)	(4,618)

Total other income and expense	(3,634)	(4,578)

Net loss before minority interest	(202)	(1,789)

Minority interest	24	—

Net loss	$(178)	$(1,789)

Basic and diluted loss per common share	$(0.01)

Weighted average common shares outstanding basic and diluted	26,044,285

Distributions declared per common share	$0.206

Reconciliation of Funds From Operations (FFO) to Net Loss

	Quarter ended June 30,
(Dollars in thousands)	2006	2005

Net loss	$(178)	$(1,789)

Minority interest	(24)	—
Real estate depreciation and amortization	4,770	2,733

Funds From Operations	$4,568	$944

The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income. Management believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to GAAP net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of FFO to net loss is provided above.
Reconciliation of Net Operating Income (NOI) to Net Loss
Quarter ended 6/30/2006

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total
Revenue:
Rental income, tenant reimbursements and other	$9,645	$4,294	$13,939

Property operating expenses:
Real estate taxes	(868)	(444)	(1,312)
Property operating costs	(1,880)	(630)	(2,510)

Net Operating Income (NOI)	$6,897	$3,220	10,117

Management and development fees and associated reimbursements			3,862
Depreciation and amortization			(5,178)
Cost of management and development fees and associated reimbursements			(3,070)
General and administrative			(2,299)

Operating income			3,432

Total other income and expense			(3,634)

Net loss before minority interest			(202)
Minority interest			24

Net loss			$(178)

Quarter ended 6/30/2005

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total

Revenue:
Rental income, tenant reimbursements and other	$8,819	$—	$8,819

Property operating expenses:
Real estate taxes	(771)	—	(771)
Property operating costs	(1,684)	—	(1,684)

Net Operating Income (NOI)	$6,364	$—	6,364

Depreciation and amortization			(2,733)
Management fees			(759)
General and administrative			(83)

Operating income			2,789

Total other income and expense			(4,578)

Net loss before minority interest			(1,789)
Minority interest			—

Net loss			$(1,789)

We define Comparable Properties as those that we have owned continuously since January 1, 2005. Properties acquired since that date are Non-Comparable. Specifically, Comparable Properties included above are: Campus at Dulles Technology Center, Corporate Oaks, Corporate Point IV, Lakeside I and II, Pender Business Park, Presidents Park I, II, and III, and WillowWood III and IV. The Non-Comparable Properties are the Republic Building and WillowWood I and II, which we acquired on December 20, 2005 and May 25, 2006, respectively.
NOI is defined as rental income, tenant reimbursements and other property revenue less real estate taxes and property operating costs. Property operating costs include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of our properties and the value of our real estate assets. We believe NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI should not be considered an alternative to GAAP net income, as an indication of our financial performance, as an alternative to GAAP net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity. NOI measures presented by us may not be comparable to other similarly titled measures used by other companies. We consider net income to be the most comparable GAAP measure relative to NOI. A reconciliation between net loss and NOI is provided above.
Non-Cash Adjustments to NOI
NOI reflects the following impacts of FAS 13 (straight-line rent adjustments) and FAS 141 (market rent adjustments).
Quarter ended June 30, 2006

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total

Straight-line rent adjustments — increase/(decrease) to NOI	$217	$38	$255

Market rent adjustments — increase/(decrease) to NOI	$(141)	$530	$389

Quarter ended June 30, 2005

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total

Straight-line rent adjustments - increase/(decrease) to NOI	$317	$—	$317
Market rent adjustments — increase/(decrease) to NOI	$(153)	$—	$(153)
Reconciliation of Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (Adjusted EBITDA) to Net Loss

	Three months ended June 30,
(Dollars in thousands)	2006	2005

Net loss	$(178)	$(1,789)
Minority interest	(24)	—
Interest expense	3,782	4,618
Income tax expense	—	—
Depreciation and amortization	5,178	2,733

Adjusted EBITDA	$8,758	$5,562

We present EBITDA, as net income computed in accordance with GAAP adjusted to exclude interest expenses, income tax expenses and benefits, and depreciation and amortization expenses. We further adjust EBITDA to include minority interest, which relates to the interest in the Operating Partnership not owned by us (“Adjusted EBITDA”). We conduct all of our operations through our Operating Partnership. We believe that Adjusted EBITDA provides investors with an additional indicator of our Operating Partnership’s operating strength and performance. Adjusted EBITDA excludes the impact of costs and expenses that management believes are not characteristic of our underlying business operations. Adjusted EBITDA should not be considered an alternative to GAAP net income, as an indication of our financial performance, as an alternative to GAAP net cash flows from operating activities, or as a measure of our liquidity. Further, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other REITs. The most directly comparable GAAP measure for Adjusted EBITDA is net income. A reconciliation of Adjusted EBITDA to net loss is provided above.

SELECT FINANCIAL ANALYSIS
Equity Analysis

	2006	2005
	As of June 30	As of December 31
Common Equity
Common Shares	26,051,937	25,017,524
Common Units (1)	3,560,019	3,560,019

Total	29,611,956	28,577,543

End of Quarter Common Share Price	$9.88	$12.00
Market Value of Common Shares/Units (Dollars in thousands)	$292,566	$342,931

Common Shares Trading Volume
Average Daily Volume (Shares)	199,162	639,973
Average Daily Volume (Dollars in thousands)	$2,091	$7,680
As a Percentage of Weighted Average Common Shares	0.8%	2.6%

Common Share Daily Closing Price Range
Quarterly High	$12.25	$12.14
Quarterly Low	$9.88	$12.00
Quarterly Average	$10.87	$12.00

Weighted Average Shares for Quarter
Common Shares Outstanding	26,044,285	25,017,524
Common Units	3,560,019	3,560,019

Total Weighted Average Shares and Units	29,604,304	28,577,543

Capitalization (Dollars in thousands)
Market Value of Common Shares/Units	$292,566	$342,931

Total Equity Market Capitalization	$292,566	$342,931

Total Debt	$292,211	$231,894

Total Market Capitalization	$584,777	$574,825

Debt to Total Market Capitalization	50.0%	40.3%
Debt to Total Assets	52.5%	44.6%
Debt to Undepreciated Book Value of Real Estate Assets	54.3%	49.5%

(1)	Represents the units not beneficially owned by Republic Property Trust.
Debt Analysis
The following table sets forth certain information with respect to the indebtedness outstanding as of June 30, 2006.

	Interest	Principal	Annual Debt	Maturity	Balance at
(Dollars in thousands)	Rate (1)	Amount	Service (2)	Date (3)	Maturity
Property Debt
Corporate Pointe IV	7.3%	$9,413	$815	5/2011	$8,740
Pender Business Park	5.8%	20,484	1,514	10/2009	19,386
Lakeside I and II	4.6%	19,500	909	6/2008	19,500
WillowWood III and IV	4.5%	40,000	1,825	6/2008	40,000
Corporate Oaks	6.0%	6,542	529	1/2014	5,211
The Republic Building	5.7%	102,872	5,523	7/2012	105,770
WillowWood I and II	6.2%	46,400	2,917	6/2016	46,400

Total Property Debt		245,211	14,032		245,007

Other Debt
Line of Credit (4)	6.6%	47,000	3,157	5/2009	47,000

Total Other Debt		47,000	3,157		47,000

Total Debt		$292,211	$17,189		$292,007

(1)	The weighted average interest rate of our debt is 5.8%

(2)	Annual debt service includes payments made for interest and principal where applicable.

(3)	Maturity date represents the date on which the principal amount is due and payable, assuming no payment has been made in advance of the maturity date.

(4)	Line of credit currently bears interest at the rate of LIBOR plus 1.25%. LIBOR at June 30, 2006 was 5.3%. We have the right to extend to May 2010.

PORTFOLIO SUMMARY
Summary of Our Properties as of June 30, 2006
We own 12 Class A office properties (comprising 23 buildings), one of which is located in the District of Columbia and eleven of which are located in Northern Virginia. The following table provides summary information regarding our properties as of June 30, 2006:
(Dollars in thousands except per square foot amounts)

		Number of					Annualized Rent
		Buildings at	Year Built	Net Rentable	Percent	Annualized	Per Leased
Office Properties (1)	Location	Property	(Renovated)	Square Feet (2)	Leased (3)	Rent (4)	Square Foot (5)

Campus at Dulles Technology Center	Herndon, Virginia	7	1998,1999	349,854	91.8%	$7,680	$23.91
Corporate Oaks	Herndon, Virginia	1	1986(1999)	60,767	100.0%	1,243	20.46
Corporate Pointe IV	Chantilly, Virginia	1	1998	80,118	100.0%	1,399	17.46
Lakeside I and II (6)	Chantilly, Virginia	2	1989,1999	173,218	92.1%	3,048	20.54
Pender Business Park	Fairfax, Virginia	4	2000	170,940	100.0%	4,184	24.48
Presidents Park I	Herndon, Virginia	1	1999	200,531	83.2%	4,351	26.07
Presidents Park II	Herndon, Virginia	1	2000	200,511	32.5%	1,822	27.96
Presidents Park III	Herndon, Virginia	1	2001	200,135	92.7%	4,042	21.78
The Republic Building	Washington, D.C.	1	1992	276,018	100.0%	11,439	41.44
WillowWood I (7)	Fairfax, Virginia	1	1988	120,513	96.3%	2,940	26.73
WillowWood II	Fairfax, Virginia	1	1988	124,358	90.7%	2,794	24.77
WillowWood III and IV (8)	Fairfax, Virginia	2	1998	278,979	97.0%	7,006	26.14

Total/Weighted Average		23	1997	2,235,942	88.8%	$51,948	$26.42

(1)	Each property is 100% indirectly owned in fee by our Operating Partnership.

(2)	Net rentable square feet includes retail and storage space, but excludes on-site parking and rooftop leases.

(3)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(4)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at June 30, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(5)	Annualized rent per leased square foot represents annualized rent as computed above, divided by occupied net rentable square feet as of the same date.

(6)	Excludes any annualized rent associated with a lease expansion to Active Health Management, Inc. for 11,078 net rentable square feet because the revenue commences August 2006.

(7)	Excludes any annualized rent associated with a lease amendment to 3001, Inc. for 6,043 net rentable square feet because the revenue commences July 2006.

(8)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 2,500 net rentable square feet because the revenue commences July 2006.

Historical Leasing Trends
The following table provides summary information regarding historical leasing trends at our properties:

	Percent	Percent	Percent	Percent	Percent
	Leased (2)	Leased (2)	Leased (2)	Leased (2)	Leased (2)
Office Properties (1)	at 6/30/2006	at 3/31/06	at 12/31/05	at 9/30/05	at 6/30/2005

Campus at Dulles Technology Center	91.8%	86.9%	96.1%	98.6%	98.6%
Corporate Oaks	100.0%	100.0%	100.0%	100.0%	100.0%
Corporate Pointe IV	100.0%	100.0%	100.0%	100.0%	100.0%
Lakeside I & II	92.1%	85.7%	85.7%	85.7%	85.7%
Pender Business Park	100.0%	100.0%	100.0%	100.0%	100.0%
Presidents Park I	83.2%	83.4%	83.4%	83.4%	76.2%
Presidents Park II	32.5%	32.5%	32.5%	32.5%	22.9%
Presidents Park III	92.7%	92.7%	92.7%	92.7%	92.7%
Republic Building (3)	100.0%	100.0%	100.0%	N/A	N/A
WillowWood I (4)	96.3%	N/A	N/A	N/A	N/A
WillowWood II (4)	90.7%	N/A	N/A	N/A	N/A
WillowWood III & IV	97.0%	95.4%	95.4%	95.6%	95.6%

Portfolio Weighted Average	88.8%	86.6%	88.2%	86.9%	84.9%

(1)	Each property is 100% indirectly owned in fee by our Operating Partnership.

(2)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Acquired on December 20, 2005.

(4)	Acquired on May 25, 2006.
Tenant Diversification Analysis as of June 30, 2006
Our tenants include nationally recognized corporate firms and governmental agencies. The following table sets forth information as of June 30, 2006 regarding our tenants’ industry sectors according to the North American Industry Classification System (NAICS). Percentage is based on total square feet leased:

	Net Rentable SF	Percentage of Total Portfolio – Net
Industry	Under Lease	Rentable SF (1)

Professional, Scientific and Technical Services	856,593	38.3%
Government	451,394	20.2%
Information	227,856	10.2%
Manufacturing	143,919	6.4%
Finance and Insurance	121,519	5.4%
Other (2)	184,234	8.3%
Vacant	250,427	11.2%

Totals:	2,235,942	100.0%

(1)	Represents net rentable square feet under lease for a tenant (including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced) as a percentage of total net rentable square feet of our properties.

(2)	Includes industries each representing less than 3% of total portfolio net rentable square feet.

Top Ten Office Tenants as of June 30, 2006
As of June 30, 2006, our portfolio was leased to approximately 80 tenants under 83 separate leases, many of which are nationally recognized corporate firms or governmental agencies. The following table sets forth information regarding the 10 largest tenants in our portfolio, based on annualized rent as of June 30, 2006:
(Dollars in thousands)

			Net	Percentage of		Percentage of
		Lease	Rentable SF	Total Portfolio	Annualized	Total Portfolio
		Expiration	Under	– Net Rentable	Rent	– Annualized
Tenant/Industry	Property	(1)	Lease	SF (2)	(3)	Rent (4)

GSA – Dept. of Justice (Government)	Republic Building	12/20/2014	235,746	10.5%	$9,687	18.6%
GSA – FTS (5)	WillowWood III&IV	5/3/2009	92,992	4.2%	2,408	4.6%
(Government)	WillowWood I	3/9/2010	23,950	1.1%	712	1.4%
BAE Systems/DigitalNet (Professional Services)	Presidents Park III	10/31/2011	142,646	6.4%	3,087	5.9%
Cisco Systems, Inc. (Professional Services)	Campus at Dulles Technology Center	3/31/2016	108,858	4.9%	2,857	5.5%
Network Solutions (Information)	Presidents Park I	12/31/2012	104,860	4.7%	2,849	5.5%
Zeta Associates (6) (Professional Services)	WillowWood III&IV	8/15/2009	109,883	4.9%	2,783	5.4%
Datatrac Information Sys (7)		1/3/2007	47,670	2.1%	1,125	2.2%
(Information)	Lakeside I&II	8/31/2008	40,600	1.8%	749	1.4%
webMethods, Inc. (Professional Services)	Pender Business Park	12/31/2007	61,450	2.7%	1,614	3.1%
CACI International, Inc. (Professional Services)	Corporate Pointe IV	11/30/2009	80,118	3.6%	1,399	2.7%
GSA – Dept. of Interior (Government)	Corporate Oaks	4/30/2013	60,767	2.7%	1,243	2.4%

Totals:			1,109,540	49.6%	$30,513	58.7%

(1)	Assumes the tenant does not exercise any renewal or termination options.

(2)	Represents net rentable square feet under lease for a tenant (including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced) as a percentage of total net rentable square feet of our properties.

(3)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at June 30, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not include the exercise of a renewal or termination option.

(4)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(5)	We have two leases with GSA – Federal Technology Services at our WillowWood properties.

(6)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 2,500 net rentable square feet because the revenue commences July 2006.

(7)	We have two leases with Datatrac at our Lakeside property.

Office Lease Expiration Analysis by Year as of June 30, 2006
The following table sets forth a summary schedule of the lease expirations for leases in place as of June 30, 2006. Unless otherwise stated, the information in the table assumes that tenants exercise neither renewal options nor termination rights:
(Dollars in thousands except per square foot amounts)

		Net	Percentage of			Percentage
		Rentable	Total			of Total		Expiring
	Number	SF of	Portfolio –			Portfolio –		Base
Year of Lease	of Leases	Expiring	Net Rentable	Annualized	Annualized	Annualized	Expiring Base	Rent/SF
Expiration	Expiring	Leases (1)	SF (2)	Rent (3)	Rent/ SF (3)	Rent (4)	Rent (5)	(6)

Available		250,427	11.2%
2006	10	101,031	4.5%	$3,033	$30.02	5.8%	$3,254	$32.21
2007	9	183,022	8.2%	4,468	24.41	8.6%	4,918	26.87
2008	13	176,410	7.9%	3,717	21.07	7.2%	4,166	23.62
2009 (7)	14	353,669	15.8%	8,428	24.00	16.2%	9,105	25.93
2010 (8)	13	221,147	9.9%	5,204	24.77	10.0%	6,700	31.89
2011 (9)	12	285,351	12.8%	6,469	23.16	12.4%	7,265	26.01
2012	1	104,860	4.7%	2,849	27.17	5.5%	3,087	29.44
2013	4	99,058	4.4%	2,573	25.97	5.0%	2,861	28.88
2014	3	282,153	12.6%	10,866	38.51	20.9%	11,028	39.09
2015	3	69,956	3.1%	1,484	21.21	2.9%	1,789	25.57
2016	1	108,858	4.9%	2,857	26.25	5.5%	3,245	29.81

Total:	83	2,235,942	100.0%	$51,948	$26.42	100.0%	$57,418	$29.21

(1)	Includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Represents net rentable square feet in a particular year as a percentage of total net rentable square feet of our properties.

(3)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at June 30, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not include the exercise of a renewal or termination option.

(4)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(5)	Expiring Base Rent represents the monthly base rent payable immediately prior to the expiration of the lease multiplied by 12.

(6)	Expiring Base Rent/Square Foot represents expiring base rent divided by net rentable square feet under lease.

(7)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 2,500 net rentable square feet because the revenue commences July 2006.

(8)	Excludes any annualized rent associated with a lease expansion to Active Health Management, Inc. for 11,078 net rentable square feet because the revenue commences August 2006.

(9)	Excludes any annualized rent associated with a lease amendment to 3001, Inc. for 6,043 net rentable square feet because the revenue commences July 2006.

Office Lease Distribution Analysis by Tenant Size as of June 30, 2006
The following table sets forth information relating to the distribution of leases at our properties, based on net rentable square feet under lease as of June 30, 2006:

			Net	Percentage of			Percentage of
			Rentable	Total Portfolio –	Annualized		Total Portfolio –
	Number	Percentage	SF Under	Net Rentable SF	Rent (3)	Annualized	Annualized Rent
SF Under Lease	of Leases	of all Leases	Lease (1)	(2)	($ in thousands)	Rent/ SF	(4)

2,500 or less	17	20.5%	22,355	1.0%	$535	$23.93	1.0%
2,501 – 10,000	24	28.9%	108,831	4.9%	2,669	24.52	5.1%
10,001 – 20,000 (5)	13	15.6%	180,803	8.1%	4,695	26.87	9.1%
20,001 – 40,000 (6)	12	14.5%	327,319	14.6%	8,577	27.12	16.5%
40,001 – 100,000	12	14.5%	644,214	28.8%	14,210	22.06	27.4%
Greater than 100,000 (7)	5	6.0%	701,993	31.4%	21,262	30.40	40.9%

Total:	83	100.0%	1,985,515	88.8%	$51,948	$26.42	100.0%

(1)	Net rentable square feet under lease includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Represents net rentable square feet under lease for a tenant as a percentage of total net rentable square feet of our properties including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at June 30, 2005 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not include the exercise of a renewal or termination option.

(4)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(5)	3001, Inc. leases a total of 11,157 net rentable square feet, which includes 6,043 net rentable square feet associated with a lease amendment. The annualized rent of 3001, Inc. excludes the expansion space of 6,043 net rentable square feet because the revenue commences July 2006.

(6)	Active Health Management, Inc. leases a total of 22,996 net rentable square feet, which includes 11,078 net rentable square feet associated with a lease amendment. The annualized rent of Active Health Management, Inc. excludes the expansion space of 11,078 net rentable square feet because the revenue commences August 2006.

(7)	Zeta Associates leases a total of 109,883 net rentable square feet, which includes 2,500 net rentable square feet associated with a lease amendment. The annualized rent of Zeta Associates excludes the expansion space of 2,500 net rentable square feet because the revenue commences July 2006.

Capital Expenditures
The following table sets forth certain information regarding historical capital expenditures at our properties for the periods set forth below:
(Dollars in thousands except per square foot amounts)

	6 Months Ended	Year Ended	Year Ended
	June 30, 2006	December 31, 2005	December 31, 2004
Capital expenditures	$199	$285	$73
Average square feet (1)	2,040,852	1,724,153	1,056,844
Capital expenditures per square foot	$0.10	$0.17	$0.07

(1)	For any given period, represents the average square footage at our properties subject to capital expenditures.
Tenant Improvements and Leasing Commissions
The following table sets forth certain information regarding tenant improvement (including tenant allowances) and leasing commission costs for tenants at our properties for the periods set forth below:

	6 Months Ended	Year Ended	Year Ended
	June 30, 2006	December 31, 2005	December 31, 2004
Renewals (1)
Number of leases	2	5	4
Square Feet	14,918	428,162	106,457
Tenant improvement costs per square foot (2)(3)(4)	$—	$18.19	$3.65
Leasing commission costs per square foot (2)(3)	$—	$3.66	$3.75
Total tenant improvement and leasing commission costs per square foot (2)(3)(4)	$—	$21.85	$7.40

New leases – First Generation (5)
Number of leases	1	—	—
Square Feet	19,215	—	—
Tenant improvement costs per square foot (2)(3)	$40.00	$—	$—
Leasing commission costs per square foot (2)(3)	$10.87	$—	$—
Total tenant improvement and leasing commission costs per square foot (2)(3)	$50.87	$—	$—

New leases – Second Generation (6)
Number of leases	8	6	5
Square Feet	149,187	54,189	13,722
Tenant improvement costs per square foot (2)(3)	$24.77	$22.38	$18.82
Leasing commission costs per square foot (2)(3)	$6.22	$10.85	$2.89
Total tenant improvement and leasing commission costs per square foot (2)(3)	$30.99	$33.23	$21.71

Total
Number of leases	11	11	9
Square Feet	183,320	482,351	120.179
Tenant improvement costs per square foot (2)(3)(4)	$24.35	$18.66	$5.39
Leasing commission costs per square foot (2)(3)	$6.20	$4.47	$3.65
Total tenant improvement and leasing commission costs per square foot (2)(3)(4)	$30.55	$23.13	$9.04

(1)	Excludes retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they were actually paid.

(3)	Tenant improvements and leasing commission costs exclude any commission paid to related parties.

(4)	Department of Justice tenant improvement costs are included in 2005 (the year of acquisition), although the lease commenced in 2004.

(5)	First generation space is shell space that has not been improved. Includes retained tenants that have relocated or expanded into new shell space within our portfolio.

(6)	Second generation space is space that has been previously improved and/or occupied. Includes retained tenants that have relocated or expanded into additional space within our portfolio.

Option Properties Summary as of August 1, 2006

		Estimated Net
		Rentable Square Feet	Certificate of
Option Properties	Submarket	Upon Completion	Substantial Completion

Republic Square I	Capitol Hill, Washington, D.C.	385,000	April 2006
The Portals III	Southwest, Washington, D.C.	505,000	June 2006
Republic Square II	Capitol Hill, Washington, D.C.	202,000	N/A

Total Square Feet		1,092,000
Republic Square I
Republic Square I obtained all of its approvals from the District of Columbia and tenants have begun to build out and occupy their spaces. The parking garage is open for business. As of August 1, 2006, approximately 143,227 square feet, or 37% of the net rentable space, at Republic Square I had been leased to five tenants, which include National Cable & Telecommunications Association (“NCTA”), General Motors (“GM”), General Services Administration (U.S. Government — Department of Justice, office of the Trustee, “GSA”), National Association of Counties (“NACO”) and the University of Phoenix. The weighted average starting rent for private tenants is $32.70 per square foot on a triple net basis. The starting rent for the GSA is $46.44 on a full service basis. The weighted average tenant improvement allowance for all five leases is $50.98 per square foot. The five aforementioned office leases at Republic Square I have an average lease term of approximately 10 years. The garage has been leased to Colonial Parking, Inc. at a starting rent of 70% of gross parking receipts.
The Portals III
The Portals III has received its Certificate of Substantial Completion. The parking garage has been leased to District of Columbia Parking Associates at a starting rent of 65% of gross parking receipts.
Republic Square II
We expect Republic Square II to commence construction upon Republic Square I reaching stabilized occupancy or upon significant pre-leasing activity.

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